Exhibit 99.1

Williams (NYSE: WMB) One Williams Center Tulsa, OK 74172 800-Williams www.williams.com

DATE: April 25, 2012

MEDIA CONTACT:	INVESTOR CONTACTS:
Jeff Pounds (918) 573-3332	John Porter (918) 573-0797	Sharna Reingold (918) 573-2078

Williams Reports First-Quarter 2012 Financial Results

—	First-Quarter 2012 Net Income is $423 Million, $0.70 per Share

—	Adjusted Income from Continuing Operations is $0.39 per Share in 1Q, Up 39%

—	Fee-based Business Growth at Williams Partners, Strong Margins Drive Improved 1Q Adjusted Results

—	Earnings Guidance Slightly Increased, Dividend Guidance Reaffirmed

—	Annual Analyst Day Scheduled for May 22

Quarterly Summary Financial Information	1Q 2012		1Q 2011
Per share amounts are reported on a diluted basis. All amounts are attributable to The Williams Companies, Inc.	millions	per share	millions	per share

Income from continuing operations	$287	$0.47	$300	$0.50
Income from discontinued operations	136	0.23	21	0.04

Net income	$423	$0.70	$321	$0.54

Adjusted income from continuing operations*	$236	$0.39	$169	$0.28

*	A schedule reconciling income (loss) from continuing operations to adjusted income from continuing operations (non-GAAP measures) is available at www.williams.com and as an attachment to this press release.

TULSA, Okla. – Williams (NYSE: WMB) announced first-quarter 2012 unaudited net income attributable to Williams of $423 million, or $0.70 per share on a diluted basis, compared with net income of $321 million, or $0.54 per share on a diluted basis for first-quarter 2011.

On a continuing basis, improved results in the Williams Partners and Midstream Canada & Olefins segments were more than offset by the absence of a $124 million income tax benefit primarily associated with a federal settlement that was recorded during first-quarter 2011. The absence of the tax benefit drove the slight decline in income from continuing operations in first-quarter 2012.

Williams (NYSE: WMB) 1Q 2012 Financial Results	April 25, 2012	Page 1 of 8

The increase in first-quarter 2012 net income is primarily due to gains in discontinued operations associated with the sale of Williams’ former assets in Venezuela. The agreement to sell those assets was announced on March 26.

Prior-period results throughout this release have been recast to reflect the separation of Williams’ former exploration and production business on Dec. 31, 2011. The results of the former exploration and production business are reported in discontinued operations for first-quarter 2011.

Adjusted Income from Continuing Operations

Adjusted income from continuing operations was $236 million, or $0.39 per share, for first-quarter 2012, compared with $169 million, or $0.28 per share for first-quarter 2011.

The increase in the adjusted income from continuing operations for first-quarter 2012 was due to improved results in both the Williams Partners and Midstream Canada & Olefins segments. Higher fee-based revenues and natural gas liquid (NGL) margins at Williams Partners and higher ethylene margins at Midstream Canada & Olefins drove the improved results. There is a more detailed description of the business results later in this press release.

Adjusted income from continuing operations reflects the removal of items considered unrepresentative of ongoing operations and are non-GAAP measures. Reconciliations to the most relevant GAAP measures are attached to this news release.

CEO Comment

Alan Armstrong, Williams’ president and chief executive officer, made the following comments:

“We’ve made a strong start to 2012, with our businesses performing well and driving a 39 percent increase in our adjusted earnings per share.

“Expansion projects at Williams Partners drove strong increases in fee-based revenues, while Midstream Canada & Olefins continues to perform well.

“Growth projects across our businesses are ongoing; we completed the financing transactions and are poised to complete Williams Partners’ Caiman acquisition – a major milestone in our goal to be the leading gathering, processing and transportation solution provider for producers in the Marcellus Shale.

Williams (NYSE: WMB) 1Q 2012 Financial Results	April 25, 2012	Page 2 of 8

“We’re also continuing to work on projects that will serve the booming petrochemical industry in North America. The expansion of our Geismar olefins production facility is under way and we expect to place our Boreal pipeline in Canada into service in May, slightly ahead of schedule.”

Business Segment Results

Williams’ business segments for financial reporting are Williams Partners, Midstream Canada & Olefins, and Other. The Williams Partners segment includes the consolidated results of Williams Partners L.P. (NYSE:WPZ), and Midstream Canada & Olefins includes the results of Williams’ Canadian midstream and domestic olefins business.

Consolidated Segment Profit	1Q
Amounts in millions	2012	2011

Williams Partners	$488	$437
Midstream Canada & Olefins	103	74
Other	59	20

Consolidated Segment Profit	$650	$531

Adjusted Consolidated Segment Profit*	1Q
Amounts in millions	2012	2011

Williams Partners	$489	$437
Midstream Canada & Olefins	103	74
Other	6	9

Adjusted Consolidated Segment Profit	$598	$520

*	A schedule reconciling segment profit to adjusted segment profit (non-GAAP measures) is available at www.williams.com and as an attachment to this press release.

Williams Partners

Williams Partners is focused on natural gas transportation, gathering, treating, processing and storage; NGL fractionation; and oil transportation.

For first-quarter 2012, Williams Partners reported segment profit of $488 million, compared with $437 million for first-quarter 2011.

Williams (NYSE: WMB) 1Q 2012 Financial Results	April 25, 2012	Page 3 of 8

Higher fee-based revenues and NGL margins in the partnership’s midstream business, as well as improved results in the gas pipeline business, drove the improvement in the first quarter. A decline in margins related to the marketing of NGLs for the partnership and third parties, together with higher selling, general and administrative expenses partially offset these improvements.

The improvement in Williams Partners’ gas pipeline business was primarily due to increased revenue from expansion projects placed into service in 2011.

Williams Partners

Key Operational Metrics	2011				2012
	1Q	2Q	3Q	4Q	1Q
Fee-based Revenues* (millions)
Gas pipeline business	$361	$359	$368	$384	$384
Midstream business	217	230	249	248	258

Williams Partners Total	$578	$589	$617	$632	$642

NGL Margins
NGL margins (millions)	$207	$253	$234	$287	$242
NGL equity volumes (gallons in millions)	289	308	274	317	308
Per-unit NGL margins ($/gallon)	$0.71	$0.83	$0.85	$0.91	$0.79

*	Fee-based revenue is a non-GAAP measure. A reconciliation to the most relevant measure included in GAAP is attached to this news release.

Fee-based revenues in the partnership’s midstream business increased by 19 percent in first-quarter 2012. The increase was driven by higher volumes in the partnership’s Susquehanna Supply Hub area of the Marcellus Shale, as well as higher volumes on the Perdido Norte gas and oil pipelines in the deepwater Gulf of Mexico. Also, gathering volumes in the West were higher than first-quarter 2011 when severe winter weather conditions in the Rockies reduced gas production volumes.

Lower average natural gas prices, partially offset by lower ethane prices, as well as an increase in NGL equity volumes sold, drove the 17-percent increase in Williams Partners’ NGL margins in the first quarter. The decline in NGL margins from fourth-quarter 2011 to first-quarter 2012 was due to significantly lower ethane prices. A large number of ethane cracker turnarounds was the primary driver of the lower ethane prices.

There is a more detailed description of Williams Partners’ interstate gas pipeline and midstream business results in the partnership’s first-quarter 2012 financial results news release, which is also being issued today.

Williams (NYSE: WMB) 1Q 2012 Financial Results	April 25, 2012	Page 4 of 8

Midstream Canada & Olefins

Midstream Canada & Olefins includes Williams’ operations in the United States and Canada focused on recovering and producing ethylene, propylene, NGLs and other related products.

Midstream Canada & Olefins reported segment profit of $103 million for first-quarter 2012, compared with $74 million for first-quarter 2011.

Higher per-unit Geismar ethylene production margins, as well as higher volumes, were the primary driver of the improved segment profit in first-quarter 2012.

Other

The Other segment benefited from gains related to the 2010 sale of the company’s Accroven investment in Venezuela of $53 million in 2012 and $11 million in 2011.

Earnings Guidance Slightly Increased, Dividend Guidance Reaffirmed

Williams’ 2012 and 2014 adjusted earnings per share guidance, issued on March 19 in conjunction with Williams Partners’ Caiman acquisition, is being slightly increased. Previous adjusted earnings per share guidance for 2013 is unchanged.

Williams’ guidance midpoints for expected adjusted earnings per share are $1.40 in 2012, $1.55 in 2013 and $1.83 in 2014. The projected adjusted earnings per share amount of $1.83 in 2014 is a 49-percent increase over Williams’ 2011 adjusted earnings per share of $1.23.

The company’s capital expenditure outlook for 2012 and 2014 is unchanged from the guidance issued on March 19. Capital expenditure guidance for 2013 is being increased by $75 million at the midpoint, primarily to reflect Williams Partners’ Virginia Southside expansion project on the Transco system.

The company also continues to expect a full-year 2012 dividend to shareholders of $1.20 per share. The planned 2012 dividend is a 55 percent increase over the full-year 2011 dividend to shareholders of $0.775 per share. The company also continues to expect an increase of its dividend by 20 percent in both 2013 and 2014.

Williams’ 2012-14 commodity price assumptions and guidance data is available in today’s earnings presentation that will be posted shortly at www.williams.com/investors.

Williams (NYSE: WMB) 1Q 2012 Financial Results	April 25, 2012	Page 5 of 8

Annual Analyst Day Meeting Set for May 22

Williams plans to host its annual Analyst Day on Tuesday, May 22. The event will feature in-depth presentations on Williams Partners’ midstream and gas pipeline businesses, as well as Williams’ midstream Canada and olefins business.

Presenters will include Alan Armstrong, president and chief executive officer; Don Chappel, chief financial officer; Randy Barnard, president of the gas pipeline business; Rory Miller, president of the midstream business; and other key members of Williams’ management team.

Williams’ Analyst Day will be broadcast live via webcast beginning on May 22 at 8:45 a.m. EDT. Participants can access the webcast at www.williams.com or www.williamslp.com. Slides will be available on the morning of the event on both web sites for viewing, downloading and printing. A replay of the Analyst Day webcast will be available for two weeks following the event at the web sites listed above.

First-Quarter Materials to be Posted Shortly; Q&A Webcast Scheduled for Tomorrow

Williams’ first-quarter 2012 financial results package will be posted shortly at www.williams.com. The package will include the data book and analyst package, and the investor presentation with a recorded commentary from CEO Alan Armstrong.

The company will host the first-quarter Q&A live webcast on Thursday, April 26 at 9:30 a.m. EDT. A link to the live webcast of the event, as well as replays in both streaming and downloadable podcast formats, will be available at www.williams.com. A limited number of phone lines will be available at (888) 428-9498. International callers should dial (719) 325-2425.

Non-GAAP Measures

This press release includes certain financial measures – adjusted segment profit, fee-based revenues, adjusted income from continuing operations (“earnings”) and adjusted earnings per share – that are non-GAAP financial measures as defined under the rules of the Securities and Exchange Commission. Adjusted segment profit, adjusted earnings and adjusted earnings per share measures exclude items of income or loss that the company characterizes as unrepresentative of its ongoing operations. Management believes these measures provide investors meaningful insight into the company’s results from ongoing operations. Fee-based Revenues includes total revenues less commodity-based and tracked revenue. Such excluded items can be volatile due to changing market conditions, which are largely beyond our management’s control. Fee-based revenues provides investors with information about the growth of our revenues that are not subject to this volatility.

Williams (NYSE: WMB) 1Q 2012 Financial Results	April 25, 2012	Page 6 of 8

This press release is accompanied by a reconciliation of these non-GAAP financial measures to their nearest GAAP financial measures. Management uses these financial measures because they are widely accepted financial indicators used by investors to compare a company’s performance. In addition, management believes that these measures provide investors an enhanced perspective of the operating performance of the company and aid investor understanding. Neither adjusted segment profit, fee-based revenues, adjusted earnings, nor adjusted earnings per share measures are intended to represent an alternative to revenues, segment profit, net income or earnings per share. They should not be considered in isolation or as substitutes for a measure of performance prepared in accordance with United States generally accepted accounting principles.

About Williams (NYSE: WMB)

Williams is one of the leading energy infrastructure companies in North America. It owns interests in or operates 15,000 miles of interstate gas pipelines, 1,000 miles of NGL transportation pipelines, and more than 10,000 miles of oil and gas gathering pipelines. The company’s facilities have daily gas processing capacity of 6.6 billion cubic feet of natural gas and NGL production of more than 200,000 barrels per day. Williams owns a 69-percent ownership interest in Williams Partners L.P. (NYSE: WPZ), one of the largest diversified energy master limited partnerships. Williams Partners owns most of Williams’ interstate gas pipeline and domestic midstream assets. The company’s headquarters is in Tulsa, Okla.

# # #

Our reports, filings, and other public announcements may include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements relate to anticipated financial performance, management’s plans and objectives for future operations, business prospects, outcome of regulatory proceedings, market conditions and other matters. We make these forward-looking statements in reliance on the safe harbor protections provided under the Private Securities Litigation Reform Act of 1995.

All statements, other than statements of historical facts, included in this report that address activities, events or developments that we expect, believe or anticipate will exist or may occur in the future, are forward-looking statements. Forward-looking statements can be identified by various forms of words such as “anticipates,” “believes,” “seeks,” “could,” “may,” “should,” “continues,” “estimates,” “expects,” “forecasts,” “intends,” “might,” “goals,” “objectives,” “targets,” “planned,” “potential,” “projects,” “scheduled,” “will” or other similar expressions. These forward-looking statements are based on management’s beliefs and assumptions and on information currently available to management and include, among others, statements regarding:

—	Amounts and nature of future capital expenditures;

—	Expansion and growth of our business and operations;

—	Financial condition and liquidity;

—	Business strategy;

—	Cash flow from operations or results of operations;

—	The levels of dividends to stockholders;

—	Seasonality of certain business components;

—	Natural gas, natural gas liquids and crude oil prices and demand.

Williams (NYSE: WMB) 1Q 2012 Financial Results	April 25, 2012	Page 7 of 8

Forward-looking statements are based on numerous assumptions, uncertainties and risks that could cause future events or results to be materially different from those stated or implied in this report. Many of the factors that will determine these results are beyond our ability to control or predict. Specific factors that could cause actual results to differ from results contemplated by the forward-looking statements include, among others, the following:

—	Whether we have sufficient cash to enable us to pay current and expected levels of dividends;

—	Availability of supplies, market demand, volatility of prices, and the availability and cost of capital;

—

Inflation, interest rates, fluctuation in foreign exchange, and general economic conditions (including future disruptions and volatility in the global credit markets and the impact of these events on our customers and suppliers);

—	The strength and financial resources of our competitors;

—	Ability to acquire new businesses and assets and integrate those operations and assets into our existing businesses, as well as expand our facilities;

—	Development of alternative energy sources;

—	The impact of operational and development hazards;

—

Costs of, changes in, or the results of laws, government regulations (including safety and climate change regulation and changes in natural gas production from exploration and production areas that we serve), environmental liabilities, litigation, and rate proceedings;

—	Our costs and funding obligations for defined benefit pension plans and other postretirement benefit plans;

—	Changes in maintenance and construction costs;

—	Changes in the current geopolitical situation;

—	Our exposure to the credit risk of our customers and counterparties;

—	Risks related to strategy and financing, including restrictions stemming from our debt agreements, future changes in our credit ratings and the availability and cost of credit;

—	Risks associated with future weather conditions;

—	Acts of terrorism, including cybersecurity threats and related disruptions;

—	Additional risks described in our filings with the Securities and Exchange Commission.

Given the uncertainties and risk factors that could cause our actual results to differ materially from those contained in any forward-looking statement, we caution investors not to unduly rely on our forward-looking statements. We disclaim any obligations to and do not intend to update the above list or to announce publicly the result of any revisions to any of the forward-looking statements to reflect future events or developments.

In addition to causing our actual results to differ, the factors listed above may cause our intentions to change from those statements of intention set forth in this announcement. Such changes in our intentions may also cause our results to differ. We may change our intentions, at any time and without notice, based upon changes in such factors, our assumptions, or otherwise.

Investors are urged to closely consider the disclosures and risk factors in our annual report on Form 10-K filed with the SEC on Feb. 28, 2012, and our quarterly reports on Form 10-Q available from our offices or from our website at www.williams.com.

Williams (NYSE: WMB) 1Q 2012 Financial Results	April 25, 2012	Page 8 of 8

Financial Highlights and Operating Statistics

(UNAUDITED)

Final

March 31, 2012

Reconciliation of Income (Loss) from Continuing Operations Attributable to The Williams Companies, Inc. to Adjusted Income

(UNAUDITED)

	2011					2012
(Dollars in millions, except per-share amounts)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr
Income (loss) from continuing operations attributable to The Williams Companies, Inc. available to common stockholders	$300	$171	$253	$79	$803	$287

Income (loss) from continuing operations — diluted earnings per common share	$0.50	$0.29	$0.43	$0.13	$1.34	$0.47

Adjustments:

Williams Partners
Gain on sale of base gas from Hester storage field	$(4)	$—	$—	$—	$(4)	$—
Loss related to Eminence storage facility leak	4	3	6	2	15	1

Total Williams Partners adjustments	—	3	6	2	11	1

Midstream Canada & Olefins (MC&O)
Gulf Liquids litigation contingency accrual reduction	—	—	—	(19)	(19)	—

Total Midstream Canada & Olefins adjustments	—	—	—	(19)	(19)	—

Other
Gain from Venezuela investment	(11)	—	—	—	(11)	(53)

Total Other adjustments	(11)	—	—	—	(11)	(53)

Adjustments included in segment profit (loss)	(11)	3	6	(17)	(19)	(52)

Adjustments below segment profit (loss)
Early debt retirement costs — Corporate	—	—	—	271	271	—
Gulf Liquids litigation contingency interest accural reduction — MC&O	—	—	—	(14)	(14)	—
Gain from Venezuela investment — related interest — Other	—	—	—	—	—	(10)
Allocation of Williams Partners’ adjustments to noncontrolling interests	—	(1)	(1)	(1)	(3)	—

	—	(1)	(1)	256	254	(10)

Total adjustments	(11)	2	5	239	235	(62)
Less tax effect for above items	4	(1)	(2)	(89)	(88)	11

Adjustments for tax-related items [1]	(124)	—	(77)	(15)	(216)	—

Adjusted income from continuing operations available to common stockholders	$169	$172	$179	$214	$734	$236

Adjusted diluted earnings per common share [2]	$0.28	$0.29	$0.30	$0.36	$1.23	$0.39

Weighted-average shares — diluted (thousands)	596,567	597,633	597,550	600,921	598,175	600,520

[1]	The first, third and fourth quarters of 2011 include federal settlements and an international revised assessment. The third quarter of 2011 includes an adjustment to reverse taxes on undistributed earnings of certain foreign operations that are now considered permanently reinvested.

[2]	Interest expense, net of tax, associated with our convertible debentures has been added back to adjusted income from continuing operations available to common stockholders to calculate adjusted diluted earnings per common share.

Note: The sum of earnings per share for the quarters may not equal the total earnings per share for the year due to changes in the weighted-average number of common shares outstanding.

Consolidated Statement of Income

(UNAUDITED)

	2011					2012
(Dollars in millions, except per-share amounts)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr
Revenues	$1,871	$1,984	$1,972	$2,103	$7,930	$2,019
Segment costs and expenses:
Costs and operating expenses	1,309	1,394	1,389	1,458	5,550	1,348
Selling, general and administrative expenses	82	82	78	83	325	96
Other (income) expense — net	(6)	3	—	4	1	8

Total segment costs and expenses	1,385	1,479	1,467	1,545	5,876	1,452

Equity earnings (losses)	34	40	40	41	155	31
Income (loss) from investments	11	—	—	(4)	7	52

Total segment profit (loss)	531	545	545	595	2,216	650

Reclass equity earnings (losses)	(34)	(40)	(40)	(41)	(155)	(31)
Reclass income (loss) from investments	(11)	—	—	4	(7)	(52)
General corporate expenses	(47)	(45)	(48)	(47)	(187)	(40)

Operating income (loss)	439	460	457	511	1,867	527

Interest accrued	(156)	(155)	(153)	(134)	(598)	(141)
Interest capitalized	5	5	7	8	25	10
Investing income — net	44	40	43	41	168	100
Early debt retirement costs	—	—	—	(271)	(271)	—
Other income (expense) — net	6	(2)	—	7	11	(4)

Income (loss) from continuing operations before income taxes	338	348	354	162	1,202	492
Provision (benefit) for income taxes	(22)	109	33	4	124	133

Income (loss) from continuing operations	360	239	321	158	1,078	359
Income (loss) from discontinued operations	24	58	21	(520)	(417)	136

Net income (loss)	384	297	342	(362)	661	495
Less: Net income attributable to noncontrolling interests	63	70	70	82	285	72

Net income (loss) attributable to The Williams Companies, Inc.	$321	$227	$272	$(444)	$376	$423

Amounts attributable to The Williams Companies, Inc.:
Income (loss) from continuing operations	$300	$171	$253	$79	$803	$287
Income (loss) from discontinued operations	21	56	19	(523)	(427)	136

Net income (loss)	$321	$227	$272	$(444)	$376	$423

Diluted earnings (loss) per common share:
Income (loss) from continuing operations	$0.50	$0.29	$0.43	$0.13	$1.34	$0.47
Income (loss) from discontinued operations	0.04	0.09	0.03	(0.87)	(0.71)	0.23

Net income (loss)	$0.54	$0.38	$0.46	$(0.74)	$0.63	$0.70

Weighted-average number of shares used in computations (thousands)	596,567	597,633	597,550	600,921	598,175	600,520

Common shares outstanding at end of period (thousands)	587,990	588,637	588,955	591,505	591,505	595,271
Market price per common share (end of period)	$31.18	$30.25	$24.34	$33.02	$33.02	$30.81

Common dividends per share	$0.125	$0.200	$0.200	$0.250	$0.775	$0.25875

Note: The sum of earnings (loss) per share for the quarters may not equal the total earnings (loss) per share for the year due to changes in the weighted-average number of common shares outstanding.

Reconciliation of Segment Profit (Loss) to Adjusted Segment Profit (Loss)

(UNAUDITED)

	2011					2012
(Dollars in millions)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr
Segment profit (loss):

Williams Partners	$437	$471	$471	$517	$1,896	$488
Midstream Canada & Olefins	74	72	73	77	296	103
Other	20	2	1	1	24	59

Total segment profit (loss)	$531	$545	$545	$595	$2,216	$650

Adjustments:

Williams Partners	$—	$3	$6	$2	$11	$1
Midstream Canada & Olefins	—	—	—	(19)	(19)	—
Other	(11)	—	—	—	(11)	(53)

Total segment adjustments	$(11)	$3	$6	$(17)	$(19)	$(52)

Adjusted segment profit (loss):

Williams Partners	$437	$474	$477	$519	$1,907	$489
Midstream Canada & Olefins	74	72	73	58	277	103
Other	9	2	1	1	13	6

Total adjusted segment profit (loss)	$520	$548	$551	$578	$2,197	$598

Note: Segment profit (loss) includes equity earnings (losses) and income (loss) from investments reported in investing income — net in the Consolidated Statement of Income. Equity earnings (losses) results from investments accounted for under the equity method. Income (loss) from investments results from the management of certain equity investments.

Williams Partners

(UNAUDITED)

	2011					2012
(Dollars in millions)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr
Revenues	$1,579	$1,671	$1,673	$1,806	$6,729	$1,685

Segment costs and expenses:

Costs and operating expenses	1,105	1,163	1,169	1,235	4,672	1,134
Selling, general, and administrative expenses	73	74	69	74	290	88
Other (income) expense — net	(11)	(1)	4	21	13	5

Total segment costs and expenses	1,167	1,236	1,242	1,330	4,975	1,227

Equity earnings	25	36	40	41	142	30

Reported segment profit	437	471	471	517	1,896	488
Adjustments	—	3	6	2	11	1

Adjusted segment profit	$437	$474	$477	$519	$1,907	$489

Midstream Canada & Olefins

(UNAUDITED)

	2011					2012
(Dollars in millions)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr
Revenues:
Olefin and NGL production sales	$290	$305	$305	$290	$1,190	$323
Marketing sales	67	74	63	70	274	67
Other revenues	6	5	8	9	28	9

	363	384	376	369	1,492	399

Intrasegment eliminations	(47)	(37)	(50)	(46)	(180)	(54)

Total revenues	316	347	326	323	1,312	345

Segment costs and expenses:
Olefin and NGL production cost of goods sold	186	200	198	195	779	190
Marketing cost of goods sold	66	73	64	71	274	65
Operating costs	23	29	38	27	117	29
Other:
Selling, general and administrative expenses	8	9	8	10	35	9
Other (income) expense — net	6	1	(5)	(11)	(9)	3

Intrasegment eliminations	(47)	(37)	(50)	(46)	(180)	(54)

Total segment costs and expenses	242	275	253	246	1,016	242

Reported segment profit	74	72	73	77	296	103
Adjustments	—	—	—	(19)	(19)	—

Adjusted segment profit	$74	$72	$73	$58	$277	$103

Operating statistics

Geismar ethylene sales volumes (million lbs)	272	254	270	242	1,038	284
Canadian propylene sales volumes (million lbs)	38	26	38	37	139	41
Canadian NGL sales volumes (million gallons)*	45	32	38	48	163	47

*	NGL products include: propane, normal butane, isobutane/butylene, and condensate.

Capital Expenditures and Investments

(UNAUDITED)

	2011					2012
(Dollars in millions)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr
Capital expenditures:
Williams Partners	$156	$153	$285	$397	$991	$256
Midstream Canada & Olefins	45	48	39	72	204	68
Other	6	5	13	8	32	5
Discontinued operations	319	362	402	486	1,569	—

Total*	$526	$568	$739	$963	$2,796	$329

Purchase of businesses:
Williams Partners	$—	$—	$31	$—	$31	$325
Midstream Canada & Olefins	—	—	10	—	10	—

Total	$—	$—	$41	$—	$41	$325

Purchase of investments:
Williams Partners	$36	$65	$39	$57	$197	$48
Other	2	23	—	—	25	—
Discontinued operations	4	2	2	3	11	—

Total	$42	$90	$41	$60	$233	$48

Summary:
Williams Partners	$192	$218	$355	$454	$1,219	$629
Midstream Canada & Olefins	45	48	49	72	214	68
Other	8	28	13	8	57	5
Discontinued operations	323	364	404	489	1,580	—

Total	$568	$658	$821	$1,023	$3,070	$702

Cumulative summary:
Williams Partners	$192	$410	$765	$1,219	$1,219	$629
Midstream Canada & Olefins	45	93	142	214	214	68
Other	8	36	49	57	57	5
Discontinued operations	323	687	1,091	1,580	1,580	—

Total	$568	$1,226	$2,047	$3,070	$3,070	$702

Capital expenditures incurred and purchase of investments:
Increases to property, plant, and equipment	$482	$604	$828	$1,039	$2,953	$371
Purchase of businesses	—	—	41	—	41	325
Purchase of investments	42	90	41	60	233	48

Total	$524	$694	$910	$1,099	$3,227	$744

*Increases to property, plant, and equipment	$482	$604	$828	$1,039	$2,953	$371
Changes in related accounts payable and accrued liabilities	44	(36)	(89)	(76)	(157)	(42)

Capital expenditures	$526	$568	$739	$963	$2,796	$329

Depreciation, Depletion, and Amortization and Other Selected Financial Data

(UNAUDITED)

	2011					2012
(Dollars in millions)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr
Depreciation, depletion, and amortization:
Williams Partners	$150	$154	$155	$152	$611	$156
Midstream Canada & Olefins	6	7	6	7	26	7
Other	6	5	6	7	24	5
Discontinued operations	219	237	251	246	953	—

Total	$381	$403	$418	$412	$1,614	$168

Other selected financial data:
Cash and cash equivalents	$883	$1,130	$946	$889	$889	$1,100

Total assets	$25,083	$25,705	$26,146	$16,502	$16,502	$17,790

2012 Forecast Guidance—Reported to Adjusted

	$2000	$2000	$2000	$2000	$2000	$2000	$2000
	April 26 Guidance
	Reported			Adjustment	Adjusted
(Dollars in millions, except earnings per share)	Low — High			Items	Low — High
Segment profit	$2,077	—	$2,702	$(2)	$2,075	—	$2,700

Net interest expense	(480)	—	(500)	—	(480)	—	(500)

General corporate/other/rounding	(140)	—	(165)	(10)	(150)	—	(175)

Pretax income	1,457	—	2,037	(12)	1,445	—	2,025

Provision for income tax	(421)	—	(581)	(4)	(425)	—	(585)

Income from continuing operations	$1,036	—	$1,456	$(16)	$1,020	—	$1,440

Net income attributable to noncontrolling interests	(245)	—	(410)	(10)	(255)	—	(420)

Amounts attributable to Williams:
Income from continuing operations	$791	—	$1,046	$(26)	$765	—	$1,020
Adjusted diluted EPS	$1.24	—	$1.64		$1.20	—	$1.60

Reconciliation of Forecasted Reported Income from Continuing Operations to Adjusted Income from Continuing Operations

(Dollars in millions, except earnings per share)	2012 Guidance			2013 Guidance			2014 Guidance
	Low	Midpoint	High	Low	Midpoint	High	Low	Midpoint	High
Reported income from continuing operations	$791	$919	$1,046	$865	$993	$1,120	$1,000	$1,178	$1,355

Adjustments—pretax	(22)	(22)	(22)	—	—	—	—	—	—

Less taxes	(4)	(4)	(4)	—	—	—	—	—	—

Adjustments—after tax	(26)	(26)	(26)	—	—	—	—	—	—

Adjusted income from continuing ops	$765	$893	$1,020	$865	$993	$1,120	$1,000	$1,178	$1,355

Adjusted diluted EPS	$1.20	$1.40	$1.60	$1.35	$1.55	$1.75	$1.55	$1.83	$2.10

Note: All amounts attributable to Williams

Non-GAAP Reconciliation of Fee Revenues to Total Segment Revenues

(UNAUDITED)

	2011					2012
(Dollars in millions)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr
Revenues
Fee revenues from gas pipeline business	$361	$359	$368	$384	$1,472	$384
Fee revenues from midstream business	217	230	249	248	944	258
Tracked revenues from gas pipeline business	50	48	61	42	201	38
Commodity-based revenues from midstream business	1,441	1,608	1,542	1,759	6,350	1,520
Other/Elims	(490)	(574)	(547)	(627)	(2,238)	(515)

Total Williams Partners revenue	$1,579	$1,671	$1,673	$1,806	$6,729	$1,685